EXHIBIT 10.1

                          FORM OF EMPLOYMENT AGREEMENT

THIS AGREEMENT ("Agreement") dated as of Janaury 19, 2000 is entered into by and between nStor Taiwan, Inc. (the "Company"), a Florida corporation and a wholly-owned subsidiary of nStor Technologies, Inc. ("NTI") and _________________ (the "Executive").

                                    Recitals

The Company, through its Board of Directors, desires to retain the services of Executive, and Executive desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

                                   Agreement

For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. TERM. The term of Executive's employment pursuant to this Agreement shall commence on the date hereof and shall terminate at the close of business on the fourth anniversary of the date hereof, which period is referred to herein as the "Initial Term." The Initial Term shall be subject to earlier termination in accordance with the other terms and conditions set forth herein. Upon the expiration of the Initial Term, the Executive's employment shall continue automatically for periods of twelve calendar months (each such term being referred to herein as an "Additional Term") unless, at least 30 days prior to the termination of the Initial Term or an Additional Term, as the case may be, the Executive or the Company gives notice to the other of its intention to terminate the Executive's employment at the end of such Initial Term or Additional Term.

3. DUTIES. Executive shall serve as and have the title of President of the Company. The Executive's principal place of employment shall be in Taipei, Taiwan. Executive agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of the Board of Directors, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.

4. COMPENSATION. The Company shall pay Executive, and Executive agrees to accept, (i) on the date hereof, US$____________ in common stock of NTI, par value $0.05 per share ("NTI Common Stock"), which NTI Common Stock will be valued based on the average closing price of one share of NTI Common Stock on The American Stock Exchange for the ten (10) trading days immediately preceding the date hereof and will be subject to the restrictions set forth in that certain Subscription Agreement of even date herewith between NTI and the Executive; and (ii) base compensation ("Base Compensation") at the rate of US$________ per month for the first year of the Initial Term, and US$____________ per month for the second year of the Initial Term. Executive's Base Compensation will be increased by 5% in each of the remaining two years of the Initial Term. The Base Compensation specified in this Section 4 may be further increased annually during the term of this Agreement in the sole discretion of the Compensation Committee of the Board of Directors.

5.   FRINGE BENEFITS.

          (a) Generally. Executive shall be eligible for fringe benefits pursuant to any health and disability insurance, pension, retirement, profit sharing, stock option, or other employee fringe benefit plan that either the Company or NTI, makes available to their employees and for which Executive will qualify according to his eligibility under the provisions thereof without giving effect to Executive's prior years of service with OneofUs Limited Company ("OneofUs") for purposes of such eligibility.

          (b) Vacation, Holidays and Illness. During the term of this Agreement, Executive shall be entitled to days off with pay for vacation (not less than four weeks per year), Taiwanese national holidays, illness or other appropriate purposes.

6. EXPENSES. Except as otherwise agreed to herein, the Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that Executive furnishes the Company with adequate documentary evidence required by the United States Internal Revenue Code (the "Code") or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Executive.

7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to expiration of the Initial Term or any Additional Term provided in Section 2 hereof only in accordance with the following Sections.

          (a) For Cause. This Agreement may be immediately terminated by the Company for Cause. For purposes of this Agreement, the term "Cause" shall mean the termination of the Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

               (i) a material breach by the Executive of any provision of this Agreement, or the willful and continued failure of Executive to perform his duties under his employment with the Company, which failure or breach shall continue for more than ten (10) days after written notice thereof is received by the Executive;

               (ii) performance by the Executive of any act of fraud or material misrepresentation or a material act of misappropriation which results or is intended to result in Executive's Personal Enrichment at the expense of the Company. For purposes of this Agreement, the term "Personal Enrichment" shall mean financial gain over and above the salary, bonus, benefits or other compensation to which Executive is otherwise entitled under this Agreement;

               (iii) conviction of the Executive of any crime which constitutes a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities;

               (iv) the entry of a judgment or order enjoining or preventing the Executive from such activities as are essential for the Executive to perform his services as required by this Agreement unless such judgment or order is the subject of an appeal or other proceeding to set it aside or modify it and such proceeding is timely filed and being pursued with due diligence; or

               (v) Executive has engaged in willful and deliberate conduct or activities intended to materially damage the business of the Company, it being understood that neither conduct or activities pursuant to the Executive's exercise of his good faith business judgment nor unintentional physical damage to properties by the Executive shall be a ground for such a determination.

          (b) With Good Reason. This Agreement may be immediately terminated by the Executive for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean the termination by the Executive of his employment with the Company as a result of the existence or occurrence of one or more of the following conditions or events:

               (i) the failure by the Company to comply with the provisions of Sections 4, 5 or 6 which failure or breach shall continue for more than ten (10) days after the date on which the Board of Directors of the Company receives written notice;

               (ii) the requirement by the Company that the Executive be based at any location outside of Taiwan;

               (iii) the reassignment by the Company of the Executive's material
          responsibilities   to  a  third  party  without  the  consent  of  the
          Executive; or

               (iv) the Executive is asked to (A) take any action which is, or which the Executive considers based on an opinion of counsel to be, a violation of law or (B) refrain from taking any action required by law.

          (c) Mutual. Executive's employment under this Agreement may be terminated upon mutual written agreement of the Company and the Executive.
     (d) Death. In the event of the death of Executive, this Agreement shall terminate immediately.

          (e) Disability. If, during Executive's employment under this Agreement, Executive shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred eighty (180) days, then the Company many, upon thirty
     (30) days written notice to Executive, terminate Executive's employment under this Agreement.

8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of the Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives), Base Compensation through a date which is one year after the date of Death or the date of termination for Disability as provided in Sections 7(d) and 7(e), respectively.

9. RESTRICTIVE COVENANTS. In consideration of the foregoing, the Executive agrees that the Executive shall not:

(a) during the term of his employment and, if the Company shall terminate the Executive for Cause or if the Executive voluntarily terminates his employment with the Company without Good Reason, for a period of one (1) year following the date of termination (the "Noncompete Period"), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any company or business, engage in, or finance, or provide financial assistance with respect to, any business activity competitive with or similar to that engaged in by NTI, Newco or any of their subsidiaries, successors, or assigns (the "NTI Companies") as of the date hereof (the "NTI Business"); provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

(b) during the Noncompete Period, directly or indirectly, (i) induce any customer of the Company or any NTI Company to patronize any business which is directly or indirectly in competition with the NTI Business conducted by any of the NTI Companies; (ii) canvass, solicit or accept from any Person which is a customer of the NTI Business conducted by any of the NTI
     Companies, any such competitive business, provided, however, that the Executive may cause OneofUs to furnish replacement products to former customers of OneofUs for the sole purpose of fulfilling OneofUs' product warranty obligations to such former customers, if any; or (iii) request or advise any customer or other business relationship of the NTI Business conducted by any of the NTI Companies to withdraw, curtail or cancel any such person's business with the NTI Companies or their successors; and

(c) during the Noncompete Period, directly or indirectly, employ any person who was employed by the NTI Companies, or in any manner seek to induce any employee of the NTI Companies to leave his or her employment.

10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and NTI and of corporations with whom the Company and NTI do business, and that such information constitutes valuable, special and unique property of the Company and NTI and such other corporations. For the period of time which is the greater of
(i) the fifth anniversary of the date hereof or (ii) one year after the Executive is no longer employed by the Company ("Confidentiality Period"),
Executive agrees not to disclose or use, except in the discharge of his duties and responsibilities hereunder, any such confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company or NTI. Notwithstanding the preceding sentence, it is understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Section 10 or information that is required by law or the order of any governmental authority under color of law to be disclosed. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company or NTI, but held by Executive, concerning any information relating to the Company or NTI's business, whether confidential or not, are the property of the Company and NTI and will be promptly delivered to it upon Executive's leaving the employ of the Company. Executive also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

11. ACKNOWLEDGMENTS OF THE PARTIES. The parties agree and acknowledge that the restrictions contained in Sections 9 and 10 are reasonable in scope and duration and are necessary to protect the NTI Companies. If any provision of Section 9 or 10 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. It is expressly acknowledged and agreed that the restrictions contained in Sections 9 and 10 herein shall survive and continue to be in effect, in accordance with the terms hereof, following the expiration or termination for any reason of the Executive's relationship with the Company. The provisions of Sections 9 and 10 shall be construed as an agreement on the part of Executive independent of any other part of this Agreement or any other agreement, and the existence of any claim or cause of action of Executive against the Company or the NTI Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of Sections 9 or 10.

12. INTELLECTUAL PROPERTY.

(a) Executive waives any right (including personal or moral right), title or interest in and to works of authorship, works-made-for-hire and other inventions, patents, trademarks, service marks, trade names, logos, copyrights, mask works, confidential business information (including formulas, compositions, manufacturing and production processes and techniques, prototypes, technical data, design, drawings, diskettes, stored data, switch, application, operating system, specifications, lists of and data relating to, current, prior and prospective customers and suppliers, pricing and cost information, business and marketing plans and proposals), computer software and any other intellectual property conceived or developed by Executive while working for OneofUs, Newco or any NTI Company or in which the Executive has or may have any proprietary rights ("Intellectual Property"), and hereby transfers any such right, title or interest which the Executive has or may have in the Intellectual Property to the Company.

(b) At all times, during and after Executive's employment with Newco, Executive shall not assert any right (including any personal or moral right) against Newco or any NTI Company in and to any Intellectual Property.

13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by overnight delivery service to the addresses below or to such other address as either party shall designate by written notice to the other:

If to the Executive:
To the address set forth below his signature on the signature page hereof.

If to the Company:
H. Irwin Levy
c/o nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida 33417

14. ENTIRE AGREEMENT; MODIFICATION.

(a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

(b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

15. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties. Neither party may assign his or its rights or obligations under this Agreement without the prior written consent of the other party provided, however, the Company may assign its rights and delegate its obligations hereunder to any NTI Company without the prior consent of Executive.

16. TERMINATION. All of the provisions of this Agreement shall terminate upon the termination of this Agreement, except that (i) Section 9 shall only terminate upon the expiration of the Noncompete Period; (ii) Section 10 shall only terminate upon the expiration of the Confidentiality Period and (iii)
Section 12 shall survive the termination of this Agreement to the extent of its terms.

17. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payments due hereunder upon termination of Executive's employment by seeking other employment or otherwise, nor shall the amount of any such payments be reduced by any employment by another employer after termination of Executive's employment hereunder.

18. MISCELLANEOUS.

(a) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

(b) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

(c) All written notices required in this Agreement shall be sent by overnight delivery service against receipt.

(d) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

(e) The prevailing party in any litigation brought to enforce the provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation, as well as interest on any judgment at the maximum interest rate allowed by applicable law.

(f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                        [SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

nSTOR TAIWAN, INC.

By:  /S/ Jack Jaiven
Name:  Jack Jaiven
Title: Vice President

EXECUTIVE


_____________________
Address:

                                                                 EXHIBIT 10.2


January 17, 2000


Mr. Larry Hemmerich
10140 Mesa Rim Road
San Diego, CA 92121

Dear Larry:

This  letter  confirms  the  employment   arrangement   between  you  and  nStor
Technologies, Inc. (nStor):

Term: Two years (January 17, 2000 - January 16, 2002)

Position: President and CEO. You will devote full business time, energy, skills and best efforts to such employment.

Compensation:

           Base:         $325,000 per year

           Bonus:        First year - $125,000
                         Second year - based on objectives set by the Board of
                                       Directors

Incentive: 10% of net pre-tax earnings based upon the audited financial statements of nStor for 2001, to be paid within 15 days from the date such amount has been determined

StockOptions: Effective on the date of commencement of employment, you will be granted an option to purchase 1million shares of nStor common stock on the following terms:

          Exercise price - $2.50 (which was slightly above the average market price during the last week of December, 1999 when the terms of the employment arrangement were agreed to)

     Vesting   1/17/01   333,333 shares
               7/17/01   333,334 shares
               1/17/02   333,333 shares

January 17, 2000
Mr. Larry Hemmerich
Page 2 of 2



          However, if the market price reached $9.50 at any time prior to 7/17/01, 500,000 shares (less what is already vested) will become exercisable immediately or if the market price reaches $14.50 at any time prior to 1/17/02, all unvested options will become exercisable immediately.

          Expiration date: 1/17/10

Termination:  If the Board of  Directors  chooses to terminate  your  employment prior to 7/17/01, other than for cause (fraud or illegal acts), 50% of your options will be vested and you will have five years from that date to exercise them. If you voluntarily terminate your employment, or if your employment is terminated for cause, you will only be entitled to your Base Compensation earned up to the date of termination. If you voluntarily terminate your employment, all rights with respect to any then exercisable options will lapse after 30 days from the date of the voluntary termination. If your employment is terminated for cause, all rights with respect to any then exercisable options will lapse immediately.

Relocation  Reasonable  expenses  to  relocate  from Santa  Barbara to San Diego
Expenses:    area

Approved By:                            Very truly yours,


/s/  Larry Hemmerich               /s/ Jack Jaiven
_____________________________      _____________________________
Larry Hemmerich                     Jack Jaiven
                                    Vice President